As filed with the Securities and Exchange Commission
                           on July 28, 1997

                                      Registration No. 333-
======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                             -------------
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                             -------------
                           PROFFITT'S, INC.
        (Exact name of registrant as specified in its charter)

             Tennessee                 5311                 82-0331040
          (State or other        (Primary Standard        (IRS Employer
         Jurisdiction of              Industrial         Identification
           Incorporation           Classification           Number)
         or Organization)            Code Number)
                            --------------
                         3455 Highway 80 West
                      Jackson, Mississippi 39289
                            (601) 968-4400
                     (Address, including zip code,
                         and telephone number,
                          including area code
                       of Registrant's Principal
                           Executive Office)
                            --------------
                         Brian J. Martin, Esq.
                           Proffitt's, Inc.
                         750 Lakeshore Parkway
                      Birmingham, Alabama   35211
                            (205) 940-4000
                  (Name, Address, including zip code,
                         and telephone number,
               including area code of Agent for Service)
                            ---------------
                              Copies to:

                        Philip L. McCool, Esq.
                           Sommer & Barnard
                          4000 Bank One Tower
                          111 Monument Circle
                      Indianapolis, Indiana 46204
                            (317) 630-4000
                            ---------------
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.                                                        X
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be pursuant to Rule 434, please check the following box.

                                                    Proposed
             Title of                               Maximum
            Securities               Amount        Aggregate    Amount of
               to be                   to be        Offering  Registration
            Registered              Registered      Price (1)     Fee
           -------------           -------------   ---------- -----------

Shares of Common Stock, $.10
 par value. . . . . . . . . . .            750,000  $37590,000   $11,390.90
 pursuant to the Proffitt's,
 Inc. 1997 Stock-Based Incentive
 Plan

Preferred Stock Purchase
 Rights . . . . . . . . . . . .            750,000      (2)N/A       (2)N/A

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Security Act of 1933 on the basis of the average high and low prices on the New York Stock Exchange on July 24, 1997.
(2) No additional consideration will be paid for the Preferred Stock Purchase Rights.

     The registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION
DATED July 28, 1997



                          PROFFITT'S, INC.
                          ______________

                             COMMON STOCK
                           2, 300,000 SHARES

     This Prospectus relates to up to 2,300,000 shares of the common stock, $0.10 par value share (the "Shares") of Proffitt's, Inc., a Tennessee corporation (the "Company") issuable pursuant to the Proffitt's, Inc. 1997 Stock-Based Incentive Plan (the "Incentive Plan").

     The Common Stock is listed for trading on the New York Stock
Exchange under the symbol "PFT." On July 24, 1997 the last reported sale price for the Common Stock was $50.37.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -----------------

             The date of this Prospectus is July 28, 1997.



     No persons have been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction to or from any person to whom it is not lawful to make any such offer in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Proffitt's since the date hereof or that the information herein is correct as of any time subsequent to its date.

                           TABLE OF CONTENTS
                                                                   Page
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . .2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . .3
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
INFORMATION ABOUT THE PLAN . . . . . . . . . . . . . . . . . . . . . .6
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . 13
LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14



                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the following Regional Offices of the Commission:
Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Midwest Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains information regarding registrants that file electronically with the Commission. The Common Stock is listed on the New York Stock Exchange, and information regarding the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common Stock offered pursuant to the Proffitt's, Inc. 1997 Stock-Based Incentive Plan ("Shares"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (Commission File No. 1-13113) pursuant to the Exchange Act or the
Securities Act are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended May 3, 1997;

     3. The Company's Current Reports on Form 8-K filed with the Commission on February 11, 1997, April 1, 1997, May 2, 1997, May 22, 1997 (including Amendment No. 1 thereto filed May 22, 1997); and July 8, 1997;

     4. The description of the Company's Common Stock contained in the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated January 15, 1997 (Registration No. 333-17059) and incorporated by reference in the Company's Registration Statement on Form 8-A filed June 18, 1997;

     5. The Company's Registration Statement on Form 8-A filed June 18, 1997 in respect of the Company's Share Purchase Rights Plan; and

     6. Information under the Caption "Pro Forma Combined Statement of Income (Unaudited)" and the Consolidated Financial
          Statements of Parisian, Inc. included in the Company's prospectus dated July 9, 1997, included in the Company's Registration Statement on Form S-1 (Registration No. 333-29771).

     All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom this Prospectus is delivered, on written or oral request, within one business day of such request, to Proffitt's, Inc., P.O. Box 9388, Alcoa, Tennessee 37701, attention: Investor Relation (telephone number: (423) 983-7000).


                                SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Prospectus. As used herein, unless the context otherwise requires, "Company" means Proffitt's, Inc. and its subsidiaries, and the terms "Proffitt's, " "McRae's," "Younkers," "Parisian" and "Herberger's" refer to the Company's five department store chains, and the existing and predecessor entities that conduct or conducted business under such names.

The Company

     The Company is a leading regional department store chain operating 175 stores in 24 states, primarily in the Southeast and Midwest. The Company operates its stores under five chain names:
Proffitt's (19 stores), McRae's (29 stores), Younkers (48 stores), Parisian (40 stores) and Herberger's (39 stores). Each chain operates primarily as a leading branded traditional department store in its communities, with Parisian serving as a better branded specialty department store. Most of the stores are located in premier regional malls in the respective trade areas served. The Company's stores offer a wide selection of fashion apparel, accessories, cosmetics and decorative home furnishings, featuring assortments of premier brands, private brands and specialty merchandise. Each of the Company's chains operates with its own merchandising, marketing and store operations team in order to tailor regional assortments to the local customer. At the same time, the Company coordinates merchandising among the chains and consolidates administrative and support functions to realize scale economies, to promote a competitive cost structure and to increase margins.

     The Company's principal executive offices are located at 3455 Highway 80 West, Jackson, Mississippi 39289, telephone number (601) 968-4400.


The Plan

     The Incentive Plan. The Incentive Plan is intended to enable Proffitt's to attract and retain qualified personnel. All employees and directors of Proffitt's are eligible to participate in the Incentive Plan. The Board of Directors will select individuals to receive awards. Awards will be in the form of stock options, stock appreciation rights, restricted stock, performance units and stock bonuses. See "Information About the Plan."


Selected Financial and Operating Data

  The following table presents summary historical and pro forma financial and operating data derived from the audited Consolidated Financial Statements of the Company for the last five fiscal years and the unaudited Condensed Consolidated Financial Statements for the latest interim period. The historical financial data should be read in conjunction with the Company's Consolidated Financial Statements and Condensed Consolidated Financial Statements and the notes thereto incorporated by reference herein. The summary historical pro forma financial and operating data give effect to the purchase of Parisian as if it had occurred on February 4, 1996, are based on certain assumptions and are derived from, and should be read in conjunction with the Pro Forma Combined Statement of Income (Unaudited) incorporated by reference herein. The summary pro forma financial data do not purport to present the actual financial position or results of operations of the Company had the Parisian acquisition and the events assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. See "Incorporation of Certain Documents by Reference."

                        5/3/97   5/4/96(a)   2/1/97      2/1/97       2/3/96      1/28/95   1/29/94     1/30/93
                        ------    -------    -------     -------     -------      -------   --------    --------
Consolidated Income
  Statement Data:

Net sales . . . . .    $526,370  $365,179  $2,320,955  $1,889,779  $1,661,056  $1,513,444  $1,063,488  $858,754

Cost and expenses:

  Cost of sales . .     335,882   237,201   1,511,802   1,230,454   1,087,619     986,028     690,083   523,444

  Selling, general and
    administrative
    expenses. . . .     128,629    88,952     551,804     440,502     398,999     352,448     255,856   220,889

  Depreciation and
    amortization. .      10,898     9,811      48,471      41,037      43,013      40,305      26,693    19,586

  Property and
    equipment rentals. . 19,048    11,270      81,747      60,684      50,609      47,857      37,049    26,344

  Taxes other than
    income taxes. .      12,622     9,638      49,720      40,403      36,938      34,421      25,050    18,227

  Merger, restructuring
    and integration
    costs(b). . . .       1,468     2,763      15,929      15,929      20,822        ---       ---      ---

Operating income. .      17,796     7,804      62,576      61,864         753      52,385      28,757    50,264

Other income (expense):
  Finance charge income,
    net(c)  . . . .      10,878     7,160      37,883      32,305      31,273      27,934      19,312    16,151

  Interest expense.     (10,692)   (4,706)    (44,702)    (26,756)    (29,389)    (23,286)    (11,286)  (11,701)

  Other income, net  . .    136       498       3,409       1,572       4,051       4,826       4,063       233

Income before provision
 for income taxes, extra-
 ordinary loss and cumu-
 lative effect of changes
 in accounting methods   18,118     10,756     59,166      68,985       6,688      61,859      40,846    54,947

Net income (loss) .      10,544      6,308     29,768      37,399      (1,419)     37,448      25,540    32,522

Earnings (loss) per
  common share(s):
  Primary . . . . .        0.37       0.25       0.94        1.31       (0.15)(d)    1.55        1.15      1.87

  Fully diluted . .        0.37       0.25       1.05        1.41       (0.15)(d)    1.52        1.15     1.87

Weighted average
  common shares:

  Primary . . . . .      28,451     23,466     27.656      25,564      23,157      23,046      22,167    17,396

  Fully diluted . .      30,539     27,655     28.276      28,204      23,166      26,031      22,167    17,396

Dividends per Share(s)(e):    -0-      -0-        -0-       -0-        -0-        -0-       -0-      -0-

Consolidated Balance
  Sheet Data:

Working capital . .   $ 375,348   $226,361   $344,410    $344,410    $235,194     $301,270    $306,853  $203,977
Total assets  . . .   1,456,794    921,606  1,403,796   1,403,796     919,013      967,667     653,680   536,603

Long-term debt,
  less current
  portion . . . . .     505,108    247,537    502,577     502,577     269,442      325,501     203,838   216,985

Shareholders' equity .  555,159    334,394    539,898     539,898     327,371      337,007     275,104   122,582


(a) Effective February 1, 1997 and February 3, 1996, Herberger's and Younkers, respectively, were acquired by the Company. Such acquisitions were accounted for under the pooling-of-interests method. Accordingly, the Company's financial statements were restated for all periods to include the results of operations and financial position of Herberger's and Younkers. The pro forma financial and operating data do not reflect the cost savings realized by the Company from consolidation of administrative and operating functions and other synergies following such acquisitions.

(b) In connection with the acquisitions of Younkers and Herberger's, the Company incurred certain merger, restructuring and integration costs, including transaction costs, costs associated with severance and related benefits, abandonment and elimination of duplicate administrative office space, property, data processing equipment and software, and other costs.

(c) Finance charge income includes finance charges and late payment fees earned on the Company's proprietary credit cards, less the portion of such income allocated to third party purchasers of such credit card receivables.

(d) Losses per share attributable to extraordinary items were $.09 for the year ended February 3, 1996 and $.05 for the year ended January 29, 1994. Earnings (loss) per share attributable to cumulative effect of changes in accounting methods were $.08 for the year ended January 29, 1994 and ($.10) for the year ended January 30, 1993.

(e) Prior to its merger with Proffitt's, Herberger's declared cash dividends of $1,030, $1,046, $1,126, $1,066 and $1,401 in 1996, 1995,
    1994, 1993 and 1992, respectively. Amounts above are shown as $0.00 per share to reflect Proffitt's policy of retained earnings.



USE OF PROCEEDS

 The amount of net proceeds to the Company from the sale of the Shares depends upon the number of options exercised for cash, which the Company cannot estimate. The Company will add any net proceeds received to the Company's working capital and will use such net proceeds for general corporate purposes.


                      INFORMATION ABOUT THE PLAN

      The principal features of the Proffitt's, Inc. 1997 Stock-Based Incentive Plan (the "Incentive Plan") are summarized below. The summary is qualified in its entirety by reference to the full text of the Incentive Plan. Participants may contact the Company's Investor Relation Department, Proffitt's, Inc., 115 North Calderwood, Alcoa, Tennessee 37701, telephone
(423) 983-7000 for additional information concerning the Incentive Plan and its administrators.

What is the Purpose of the Plan?

 The purpose of the Plan is to attract, retain and motivate employees and directors of high caliber and potential.

How is the Incentive Plan Administered?

 The Incentive Plan will be administered by a committee consisting of two or more nonemployee directors selected by the Board of Directors (the "Committee"). The Committee will serve at the pleasure of the Board.

 The Committee has full and final authority to interpret the Incentive Plan and to decide all questions of fact arising in its application. Subject to the provisions of the Incentive Plan, the Committee's powers include, but are not limited to, determining the employees and directors to receive awards under the Incentive Plan, determining the type, amount and sizes of each such award, determining the time when each such award will be granted, and determining the provisions of each agreement evidencing an award.

What Stock is subject to the Incentive Plan?

 The Committee may grant awards under the Incentive Plan with respect to not more than a total of 2,300,000 shares of $.10 par value common stock of the Company ("Shares"), subject to adjustment as provided in the Incentive Plan. Such Shares may be authorized and unissued Shares or treasury Shares and may be purchased on the open market or otherwise. Except as otherwise provided in the Incentive Plan, Shares subject to an option or right which is surrendered, expires or is terminated unexercised and Shares granted pursuant to restricted stock awards which are forfeited will again become available for the granting of awards under the Incentive Plan.

Who is eligible to receive Awards?

 All employees and directors of the Company are eligible to receive awards under the Incentive Plan. The number of individuals eligible to participate in the Plan is determined by the Board of Directors of the Company.

What Awards are available under the Incentive Plan?

 Under the Incentive Plan, awards may be granted from time to time by the Committee in the form of stock options, stock appreciation rights, performance units, restricted stock, stock bonuses or any combination of the above. Stock options will be options which are not intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended ("nonqualified stock options"). All awards will be evidenced by written agreement in such form not inconsistent with the Incentive Plan as the Committee may approve.

What is a stock option?

 A stock option is the right to purchase Shares at a set price during a stated period of time in the future. No cash consideration will be received by the Company for the granting of any option. Under the Incentive Plan, an optionee will receive a written agreement evidencing stock options. The option agreement will identify the options represented thereby as nonqualified stock options and specify the number of Shares subject to the options. The maximum number of options which may be granted to one optionee during any 12-month period is 125,000. The option exercise price per Share will be determined by the Committee and cannot be less than 100% of the fair market value of a share on the date of grant. The option agreement will designate the periods of time within which the option may be exercised, in whole or in part, provided that no nonqualified stock option will be exercisable after ten years from the date of grant thereof. The purchase price of Shares must be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine. If the purchase price is paid by tendering Shares, the Committee in its discretion, may grant the optionee a new stock option for the number of Shares used to pay the purchase price. The Committee may provide in the option agreement circumstances under which the option will become immediately exercisable, in whole or in part, and the Committee may accelerate the exercisability of any option in whole or in part at any time.

What is a stock appreciation right?

 Stock appreciation rights ("SARs") are rights to receive cash or Shares, or a combination thereof, as the Committee may determine, in an amount equaling the excess of (i) the fair market value at the time of exercise of Shares with respect to which the SAR is exercised, over (ii) a specified price which must not be less than 100% of the fair market of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of Shares at the time such option is granted. SARs may be granted in connection with a previously or contemporaneously granted stock option, or independently of a stock option. No cash consideration will be received by the Company for the granting of any SAR. Upon exercise of an SAR, the number of Shares reserved for issuance under the Incentive Plan will be reduced by the number of Shares covered by the SAR. Shares covered by an SAR may not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR. If an SAR is granted in relation to a stock option, (i) the SAR will be exercisable only at such times and by such persons as the related option is exercisable, and (ii) the grantee's right to exercise either the related option or the SAR will be canceled to the extent that the other is exercised. No SAR will be exercisable earlier than six months or later than ten years after the date of grant. The Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may, notwithstanding the foregoing restriction on time of exercise, accelerate the exercisability of any SAR at any time.

What is a restricted stock award?

 Restricted stock awards under the Incentive Plan are awards of Shares free of any purchase price or for such purchase price as may be established by the Committee. Such Shares are restricted against transfer, subject to forfeiture and subject to such other terms and conditions as may be determined by the Committee. The Committee will determine the period of restrictions and will specify the terms and conditions upon which restrictions will lapse. The Committee may provide in the agreement circumstances under which the restricted stock will become immediately transferable and nonforfeitable, or circumstances under which the restricted stock will be forfeited. Notwithstanding the terms of any restricted stock agreement executed under the Incentive Plan, the Committee may accelerate the expiration of the restriction period imposed on any Shares at any time. Each agreement will provide that during the period the Shares are restricted, the grantee will have all the rights of a stockholder, including, but not limited to the right to receive dividends or the right to vote such Shares, except that such Shares may not be sold or transferred during the restriction period applicable to such Shares. Upon the expiration, lapse or removal of restrictions, Shares free of restrictive legend will be issued to the grantee or his or her legal representative.

What is a performance unit?

 Performance unit awards under the Incentive Plan will entitle grantees to future payments based upon the achievement of pre-established long-term performance objectives. Under the Incentive Plan, a performance unit agreement will establish with respect to each unit award (i) a performance period of not fewer than two years, (ii) a value for each unit which will not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee, and (iii) maximum and minimum performance targets to be achieved during the applicable performance period. Under each agreement, the grantee will be entitled to full value of a unit award for achievement of maximum targets and a portion of a unit award for performance exceeding minimum targets and less than maximum targets. The performance targets will relate to corporate, division or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity assets, or such other measures or standards as may be determined by the Committee. At any time prior to payment of a unit award, the Committee may adjust previously established performance targets or other terms and conditions to reflect major unforeseen events. Following the conclusion of each performance period, the Committee will determine the extent to which performance targets have been obtained and will as promptly as practicable thereafter make payment in cash, Shares or a combination thereof, in a lump sum or in installments as determined by the Committee, unless deferred as prescribed by the Committee.

What is a stock bonus?

 Stock bonuses are bonuses in the form of Company Shares granted in addition to, or in lieu of cash bonuses. The Company may, in its sole discretion, permit employees to receive a cash bonus in the form of Company Shares.

Does the Incentive Plan provide for loans and supplemental cash?

 Yes. The Committee, to further the purposes of the Incentive Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Incentive Plan. The amount of supplemental cash payments will not exceed (i) in the case of an option, the excess of the fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or (ii) in the case of an SAR, performance unit, or restricted stock award, the value of the Shares and other consideration issued in payment of such award. Any loan will be evidenced by a written loan agreement.

What happens upon termination of employment?

 With respect to stock options, if an optionee ceases to be an employee of the Company for any cause other than retirement, death or disability, as defined in the Incentive Plan, the optionee may exercise the option during its term within three months after the termination to the extent that the option was exercisable at the time of termination, or within such other period specified by the Committee. If an optionee retires, dies or becomes disabled prior to the expiration and full exercise of the employee's option, the optionee or his or her beneficiary may exercise the option during its term within a period of (i) one year after the termination of employment due to retirement, death or disability, or (ii) one year after death if death occurs either within one year after termination of employment due to retirement or disability or within three months after termination of employment for other reasons, to the extent that the option was exercisable at the time of death or termination, or within such other period specified by the Committee.

 With respect to SARS, in the discretion of the Committee, an SAR may be made exercisable for up to three months after the grantee's employment is terminated for any reason other than retirement, death or disability, and for up to one year after the grantee's employment is terminated because of retirement, death or disability.

 With respect to performance unit awards, in the event of termination due to death, disability or retirement with the consent of the Company, any unit award to the extent earned will be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed, except that the Committee may provide an appropriate settlement before the end of the period. Upon any other termination, participation will immediately terminate and all outstanding unit awards will be canceled.

Are the awards assignable?

 Maybe. Award agreements may provide that vested awards may be transferred to a spouse, lineal descendants who have obtained age 21 or trusts whose beneficiaries comprise the aforementioned individuals. Otherwise, no award under the Incentive Plan may be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as otherwise provided in the Incentive Plan, during the life of the recipient, such award will be exercisable only by such person or by such person's guardian or legal representative.

What stockholder rights do award holders have?

 Except with respect to holders of restricted stock the recipient of any award under the Incentive Plan, unless otherwise provided by the Incentive Plan, will have no rights as a stockholder with respect thereto unless and until certificates for Shares are issued to the recipient, and the issuance of Shares will confer no retroactive right to dividends.

Does receipt of an award confer any right to employment?

 Nothing in the Incentive Plan or in any agreement entered into pursuant to the Incentive Plan will confer upon any person the right to continue in the employment or services of the Company or affect any right which the Company may have to terminate the employment or services of such person.

What withholding obligations exist?

 Prior to the issuance or transfer of Shares under the Incentive Plan, the recipient must remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. With the prior approval of the Committee, the recipient may satisfy the withholding requirement in whole or in part by electing, prior to the date that the withholding amount is determined, to have the Company withhold Shares equal in value to the withholding amount subject to applicable securities law and other legal requirements. Whenever payments to a grantee under the Incentive Plan are to be made in cash, such payments will be net of the amount necessary to satisfy withholding tax requirements.

Must all award grants be uniform?

 No. The Committee's determinations under the Incentive Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Incentive Plan, whether or not such persons are similarly situated.

What happens upon a Change in Control?

 In the event of (i) a Change in Control (as defined below) or (ii) a Potential Change in Control (as defined below), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions will apply: (a) any SARs outstanding for at least six months and any stock options awarded under the Incentive Plan not previously exercisable and vested will become fully exercisable and vested; (b) any restrictions and deferral limitations applicable to any restricted stock, performance units or other stock-based awards, in each case to the extent not already vested under the Incentive Plan, will lapse and such shares, performance units or other stock-based awards will be deemed fully vested; and (iii) the value of all outstanding stock options, SARS, restricted stock, performance units and other stock-based awards, in each case to the extent vested, will, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

 As used in the Incentive Plan, the term "Change in Control" means the happening of any of the following: (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

 As used in the Incentive Plan, the term "Potential Change in Control" means the happening of any of the following: (i) the approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Incentive Plan.

 As used in the Incentive Plan, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee.

Can awards be forfeited for competing with the Company?

 Yes. Unless the award agreement relating to a stock option, SAR, restricted stock, performance unit or stock bonus specifies otherwise, a grantee will forfeit all unexercised, unearned and/or unpaid awards, including awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

What adjustments will be made to the awards to reflect changes in the Company Shares?

 In the event of any change in the outstanding common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Incentive Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option. The Board of Directors may also make such other changes in outstanding options, SARs performance units and restricted stock awards as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments will be eliminated.

How is the Incentive Plan amended or terminated?

 The Board of Directors may terminate, amend, modify or suspend the Incentive Plan at any time. No termination, modification, amendment or suspension of the Incentive Plan will adversely affect the rights of any grantee or beneficiary under an award previously granted, unless the grantee or beneficiary consents thereto; but it will be conclusively presumed that any adjustment to the Incentive Plan does not adversely affect any such right.

Will participation in the Incentive Plan affect a participant's eligibility to participate in other plans?

 No. Participation in the Incentive Plan will not affect a participant's eligibility to participate in any other benefit or incentive plan of the Company. Any award made pursuant to the Incentive Plan will not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

What are the effective date and duration of the Incentive Plan?

 The Incentive Plan became effective on April 9, 1997. Unless it is sooner terminated in accordance with the Incentive Plan, the Incentive Plan will remain in effect until all awards under the Incentive Plan have been satisfied by the issuance of Shares or the payment of cash or have expired or otherwise terminated, but no award will be granted after April 8, 2007.

Are there other general restrictions under the Incentive Plan?

 Yes. The Incentive Plan provides that each award under the Incentive Plan will be subject to certain general restrictions set forth in Paragraph 13 of the Incentive Plan.

What are the federal tax consequences of options?

 An optionee will realize no taxable income at the time an option or SAR is granted under the Incentive Plan.

 Generally, the tax treatment of transferable and nontransferable options is the same. The exercise of an option will result in ordinary federal taxable income to the optionee in an amount equal to the excess of the fair market value of the Shares purchased over the exercise price thereof. A deduction from federal taxable income will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the optionee. Upon a subsequent disposition of the option Shares, the optionee will recognize a short-term or long-term capital gain (or loss) equal to the difference of the amount received and the tax basis of such Shares, depending upon the holding period of the Shares.

 If a participant to whom an option was granted transfers the option to a permitted transferee in an arms-length transaction, the participant to whom an option was transferred in a permitted transfer will recognize ordinary federal taxable income equal to the consideration received from the transferee at the time of the transfer, and thereafter will have no further income tax effect. If the optionee transfers the option in a non-arms-length transaction, he will recognize ordinary federal taxable income equal to the consideration received at the time of the transfer and, at the time of exercise by the transferee, in an amount equal to the excess of the fair market value of the Shares purchased over the exercise price, minus the amount of income recognized at the time of transfer. Examples of non-arms-length transactions include gifts to family members and sales at less than the fair market value of an option.

 A transferee of an option will recognize a short-term or long-term capital gain (or loss) when he resells the option, or when he sells the option Shares after exercise of the option. There will be no income tax effect on exercise of the option.

How will I be taxed with respect to my Award?

 With respect to SARs, a grantee will realize ordinary income upon the exercise of the SAR equaling the amount of cash received or the current fair market value of stock acquired, and the Company will receive a corresponding deduction. Upon subsequent disposition of any Shares received, any gain or loss will be a long- or short-term capital gain or loss depending upon the applicable holding period.

 With respect to restricted stock awards, the federal income tax consequences will depend on the facts and circumstances of each restricted stock award, and in particular, the nature of the restrictions imposed with respect to the Shares which are the subject of the award. In general, if the Shares are subject to a "substantial risk of forfeiture," i.e., if rights to full enjoyment of the benefit of ownership of the Shares are conditioned upon the future performance of substantial services by the grantee, a taxable event occurs only when the risk of forfeiture ceases. At such time, the grantee will realize ordinary income to the extent of the excess of the fair market value of the Shares on the date the risk ceases over the grantee's cost for such Shares, and the Company will be entitled to a deduction in the same amount at the same time. Under certain circumstances, the grantee, by making an election under Code section 83(b), can accelerate the taxable event with respect to the Shares, in which event the ordinary income amount and the Company's deduction will be measured as of the date Shares are deemed for section 83(b) purposes to have been transferred to the grantee. If the restrictions with respect to Shares which are the subject of a restricted stock award do not subject the grantee to a "substantial risk of forfeiture" of the Shares, then the grantee will realize ordinary income with respect to the Shares to the extent of the difference at the time of the transfer of the Shares to the grantee between the fair market value of the Shares and the grantee's cost therefor, and the Company will be entitled to a deduction in the same amount at such time. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such Shares will be a long- or short-term capital gain or loss depending upon the applicable holding period.

 With respect to performance unit awards, a grantee will realize ordinary income upon receipt equaling the amount of cash or the current market value of the stock received, and the Company will receive a corresponding deduction. Upon subsequent disposition of any Shares received, any gain or loss will be a longer short-term gain or loss depending upon the applicable holding period.

 The federal income tax consequences described above are based on the laws and regulations in effect on the date of this Prospectus and future changes in those laws and regulations may affect the tax consequences described. No discussion of state income tax is included. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISER CONCERNING THE TAX CONSEQUENCES OF THE PLANS. NOTHING CONTAINED IN THE FOREGOING DISCUSSION SHOULD BE CONSTRUED AS INDIVIDUAL TAX ADVICE TO YOU.

 The Incentive Plan is not subject to or qualifiable under Section 401(a) of the Code or any of the provisions of the Employee Retirement Income Security Act of 1974.


                         PLAN OF DISTRIBUTION

 A copy of this Prospectus will be delivered by the Company to each participant in the Plan upon grant of an option, stock appreciation right, performance unit or restricted Share.

                            LEGAL OPINIONS
 Certain legal matters in connection with the Shares will be passed upon for the Company by Sommer & Barnard, Attorneys at Law, PC, Indianapolis, Indiana.

                                EXPERTS

 The consolidated financial statements appearing in the Company's Form 10-K as of February 1, 1997 and February 3, 1996 and for each of the three years in the period ended February 1, 1997, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon and included therein and incorporated by reference herein. The consolidated financial statements of Parisian as of February 3, 1996 and January 28, 1995, and for each of the three years in the period ended February 3, 1996, incorporated by reference herein , have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon and incorporated by reference therein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

 The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended February 1, 1997 as it related to Younkers, Inc. and subsidiary for the year ended January 28, 1995, not separately presented, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

 All amounts are estimates except the SEC registration fee.

SEC Registration Fee . . . . . . . . . . . . . . . . . . . . $11,390.90
Accounting fees and expenses . . . . . . . . . . . . . . . . .10,000.00
Legal fees and expenses. . . . . . . . . . . . . . . . . . . .15,000.00
Printing and engraving expenses. . . . . . . . . . . . . . . . 2,000.00
Miscellaneous. . . . . . . . . . . . . . . . . . . . . .           0.00

 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . $38,390.90


__________

Item 15.  Indemnification of Directors and Officers.

 The By-Laws of the Company provide that the Company shall indemnify to the full extent authorized or permitted by the Tennessee Business Corporation act any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person, or such person's testate or intestate, is or was an officer or director of the Company or serves or served as an officer or director of any other enterprise at the request of the Company.

 Section 48-18-503 of the Tennessee Business Corporation Act provides for "mandatory indemnification," unless limited by the charter, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 48-18-504 of the Tennessee Business Corporation Act states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, that the director will repay the advance of it is ultimately determined that such director did not meet the standard of conduct required by Section 48-18-502 of the Tennessee
Business Corporation Act, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Tennessee Business Corporation Act. Section 48-18-507 of the Tennessee Business Corporation Act provides for mandatory indemnification, unless limited by the charter, of officers pursuant to the provisions of Section 48-18-503 of the Tennessee Business Corporation Act applicable to mandatory indemnification of directors.

 The Company's By-Laws further provide that the Company may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the By-Laws, provided that such insurance is available on acceptable terms as determined by a majority of the Company's Board of Directors.

Item 16.  Exhibits.

 The following exhibits are filed as a part of this Registration Statement:

        Exhibit
          No.                 Description
       ------                 --------------

          4.1    Proffitt's, Inc. 1997 Stock-Based Incentive Plan

          5.1    Opinion of Sommer & Barnard, PC

        23.1     Consent of Sommer & Barnard, PC (included in Exhibit 5)

        23.2     Consent of Coopers & Lybrand, L.L.P. (Proffitt's)

        23.3     Consent of Deloitte & Touche, LLP

        23.4     Consent of Coopers & Lybrand, L.L.P. (Parisian)

        24.1     Power of Attorney (included on signature page)

        27.1     Not Required; financials previously filed

Item 17.  Undertakings.

       (1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

       (3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifi-cation by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (6) The undersigned Registrant hereby undertakes that: (i) for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                              SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe the it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Jackson, State of Mississippi, on the 28th day of July, 1997.

                                    PROFFITT'S, INC.

                                    By:     /s/  R. Brad Martin
                                          ------------------------
                                              R. Brad Martin
                                       Chief Executive Officer and
                                          Chairman of the Board

                           POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Martin and Julia A. Bentley, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 28, 1997 by the following persons in the capacities indicated.


          /s/ R. Brad Martin           Chairman of the Board and
        -----------------------        Chief Executive Officer
            R. Brad Martin           (Principal Executive Officer)


          /s/ Ronald deWaal           Vice Chairman and Director
       ------------------------
             Ronald deWaal


       /s/ Douglas E. Coltharp        Executive Vice President and
       ------------------------        Chief Financial Officer
          Douglas E. Coltharp       (Principal Financial Officer)


         /s/ Donald E. Wright       Senior Vice President of Finance
       ------------------------              and Accounting
           Donald E. Wright          (Principal Accounting Officer)


       /s/ Bernard E. Bernstein                 Director
       ------------------------
         Bernard E. Bernstein


         /s/ Edmond D. Cicala                   Director
       ------------------------
           Edmond D. Cicala


        /s/ Gerard K. Donnelly                 Director
       ------------------------
          Gerard K. Donnelly


          /s/ Donald F. Dunn                   Director
       ------------------------
            Donald F. Dunn


         /s/ Michael S. Gross                   Director
       ------------------------
           Michael S. Gross


       ------------------------                 Director
            Donald E. Hess

           /s/ G. David Hurd                   Director
       ------------------------
             G. David Hurd


          /s/  C. Warren Neel                   Director
       ------------------------
            C. Warren Neel


       /s/ Marguerite W. Sallee                 Director
       ------------------------
         Marguerite W. Sallee



       ------------------------                 Director
           Gerald Tsai, Jr.



                             EXHIBIT INDEX



Exhibit
   No.                Description

  4.1       Proffitt's, Inc. 1997 Stock-Based Incentive Plan

  5.1       Opinion of Sommer & Barnard, PC

 23.1       Consent of Sommer & Barnard, PC (included in Exhibit 5)

 23.2       Consent of Coopers & Lybrand, L.L.P. (Proffitt's)

 23.3       Consent of Deloitte & Touche, L.L.P.

 23.4       Consent of Coopers & Lybrand, L.L.P. (Parisian)

 24.1       Power of Attorney (included on signature page)

 27.1       Not Required; financials previously filed